Exhibit 24

POWER OF ATTORNEY

Each of the undersigned, being a director and/or officer of BB&T Corporation (the “Company”), hereby nominates, constitutes and appoints Kelly S. King, Christopher L. Henson and Frances B. Jones, or any one of them severally, to be his or her true and lawful attorneys-in-fact, for him or her and in his or her name, place and stead, in any and all capacities stated below, to sign and to file with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended, of the issuance of additional shares of the Company’s common stock, $5.00 par value per share, that may be issued pursuant to the BB&T Corporation 401(k) Savings Plan, as amended and restated, and to file any and all amendments, including post-effective amendments, to the Registration Statement (and to file any subsequent registration statement pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to the Registration Statement), making such changes in the Registration Statement as such attorney-in-fact deems appropriate, and generally to do all such things on his or her behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Commission.

This Power of Attorney has been signed by the following persons in the capacities indicated on April 28, 2009.

/s/ Kelly S. King
Name:	John A. Allison IV	Name:	Kelly S. King
Title:	Chairman of the Board	Title:	Director, President and
Chief Executive Officer
(principal executive officer)

	/s/ Daryl N. Bible		/s/ Edward D. Vest
Name:	Daryl N. Bible	Name:	Edward D. Vest
Title:	Senior Executive Vice President	Title:	Executive Vice President
	and Chief Financial Officer		and Corporate Controller
	(principal financial officer)		(principal accounting officer)

	/s/ Jennifer S. Banner		/s/ Anna R. Cablik
Name:	Jennifer S. Banner	Name:	Anna R. Cablik
Title:	Director	Title:	Director

/s/ Nelle R. Chilton
Name:	Nelle R. Chilton	Name:	Ronald E. Deal
Title:	Director	Title:	Director

	/s/ Tom D. Efird		/s/ Barry J. Fitzpatrick
Name:	Tom D. Efird	Name:	Barry J. Fitzpatrick
Title:	Director	Title:	Director

/s/ Jane P. Helm
Name:	L. Vincent Hackley, PhD.	Name:	Jane P. Helm
Title:	Director	Title:	Director

	/s/ John P. Howe III, M.D.		/s/ James H. Maynard
Name:	John P. Howe III, M.D.	Name:	James H. Maynard
Title:	Director	Title:	Director

	/s/ Albert O. McCauley		/s/ J. Holmes Morrison
Name:	Albert O. McCauley	Name	J. Holmes Morrison
Title:	Director	Title:	Director

/s/ Thomas N. Thompson
Name:	Nido R. Qubein	Name:	Thomas N. Thompson
Title:	Director	Title:	Director

Name:	Stephen T. Williams
Title:	Director